                                   EXHIBIT 21

                           Subsidiaries of Registrant

                   Subsidiary                         Jurisdiction
                   ----------                         ------------

         Altek Industries Corp.                       New York


         Transmation Singapore Pte. Ltd.              Singapore


         Transmation (Canada) Inc.                    Canada


         Transcat, FSC                                U.S. Virgin Islands


         MetersandInstruments.com                     New York